UNITED STATES

             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K
                       CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and
                    Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported):
                June 23, 2004 (June 15, 2004)

                     INNOVO GROUP INC.
   (Exact name of registrant as specified in charter)

     Delaware          0-18926              11-2928178
(State or other (Commission File No.)     (IRS Employer
  jurisdiction                         Identification No.)
of incorporation)

5804 East Slauson Avenue,  Commerce, California    90040
   (Address of principal executive offices)     (Zip Code)

    Registrant's telephone number, including area code:
                      (323) 725-5516

                         No Change
(Former name or former address, if changed since last filing)

Item 5.  Other Events and Required FD Disclosure

Financing Transactions

      On June 15, 2004, June 18, 2004 and June 22, 2004,  we
executed agreements for the sale of convertible promissory notes and common stock purchase warrants which resulted in aggregate gross proceeds to us of $2.5 million immediately and an additional $451,875 in aggregate gross proceeds to us upon exercise of the warrants. The convertible promissory notes in the aggregate principal amount of $2.5 million, together with common stock purchase warrants to purchase an aggregate of 312,500 shares of our common stock were sold to three "accredited investors," as defined in Regulation D promulgated under the Securities Act of 1933, as amended, or the Securities Act. The transaction documents executed with each purchaser were substantially similar and are attached hereto and incorporated herein as Exhibits 4.1, 4.2 and 4.3, respectively.

       The convertible promissory note issued to each purchaser bears interest at a rate of 7.5% per annum and has a maturity date twelve months from the date of issuance. The convertible note is convertible at any time from the date of issuance into shares of our common stock at a price per share equal to 110% of the average of the closing price of our common stock for the five trading days immediately prior to the date of issuance, which for each purchaser results in a conversion price of $1.53, $1.41 and $1.35, respectively. We will pay interest only payments until the maturity date of the convertible note, unless it is converted or prepaid. We have an option to make one prepayment of the note, in whole or in part, without penalty at any time after three months. However, in the event that we elect to prepay the convertible note, the purchaser may elect within 3 days to convert the note in accordance with its terms.

      Each purchaser was also issued corresponding warrants to purchase shares of common stock. The number of shares that the purchaser will be eligible to purchase is equal to 12.5% of the aggregate amount of the convertible promissory note and the exercise price of the warrants on a per share basis is equal to 110% of the average of the closing price of our common stock for the five trading days immediately prior to the date of issuance of the warrant, which for each purchaser results in an exercise price of $1.53, $1.41 and $1.35, respectively. The warrants expire five years from the date of issuance and are exercisable immediately. In connection with both the convertible notes and the warrants, we entered into a registration rights agreement with each of the purchasers.

      Each purchaser represented to Innovo Group that they are an "Accredited Investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The convertible notes and warrants were offered and sold to each purchaser in reliance upon an exemption from registration under Rule 506 of Regulation D the Securities Act.

Item 7.  Exhibits


(c)  Exhibits

     Exhibit
     Number    Description

     Exhibit 4.1    Form of Convertible Promissory Note

     Exhibit 4.2    Form of Common Stock Purchase Warrant

     Exhibit 4.3    Form of Registration Rights Agreement

                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           INNOVO GROUP INC.
                           (Registrant)

Date:  June 23, 2004       By: /s/ Samuel J. Furrow, Jr.
                              --------------------------
                              Samuel J. Furrow, Jr.
                              Chief Executive Officer and Director
                              (Principal Executive Officer

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